As filed with the Securities and Exchange Commission on May 22, 2008.
Registration No. 333- 52408

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	94-1402710
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

c/o TriQuint Semiconductor, Inc.

2300 N.E. Brookwood Parkway

Hillsboro, Oregon 97124

(503) 615-9000

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

WJ COMMUNICATIONS, INC.

2000 STOCK INCENTIVE PLAN

WJ COMMUNICATIONS, INC.

2000 NON-EMPLOYEE DIRECTOR

STOCK COMPENSATION PLAN

(Full Title of the Plans)

Ralph G. Quinsey,

Chief Executive Officer

c/o TriQuint Semiconductor, Inc.

2300 N.E. Brookwood Parkway

Hillsboro, Oregon 97124

(503) 615-9000

(Name, Address and Telephone number of Agent for Service)

Please send copies of all communications to:

Douglas D. Morris	Darrell C. Smith
Ater Wynne LLP	Shumaker, Loop & Kendrick, LLP
222 SW Columbia Street,	101 E. Kennedy Blvd.
Suite 1800	Suite 2800
Portland, Oregon 97201	Tampa, Florida, 33602
(503) 226-8416	(813) 229-7600

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (No. 333-52408), filed by WJ Communications, Inc. (the “Company”) with the Securities and Exchange Commission on December 21, 2000 (the “Registration Statement”), for the sale of 17,043,704 shares of Common Stock, par value $0.01 per share (“Common Stock”), to be issued pursuant to the Registrant’s 2000 Stock Incentive Plan and 2000 Non-Employee Director Stock Compensation Plan (collectively, the “Plans”).

Effective as of May 22, 2008 (the “Effective Date”), pursuant to an Agreement and Plan of Merger dated as of March 9, 2008, by and among the Company, TriQuint Semiconductor, Inc., a Delaware corporation (“TriQuint”) and its wholly owned subsidiary, ML Acquisition, Inc. a Delaware corporation (“Merger Sub”), Merger Sub merged with and into the Company and the Company became a wholly-owned subsidiary of TriQuint (the “Merger”) and each outstanding share of the Company’s Common Stock was converted into a right to receive $1.00 in cash.

As a result of the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to its existing registration statements, including the Registration Statement. In accordance with the undertaking made by the Registrant to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement which remain unsold at the termination of the offerings, the Registrant is filing this Post-Effective Amendment to the Registration Statement to deregister all of the shares of the Registrant’s Common Stock registered under the Registration Statement which remain unsold as of the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized on May 22, 2008.

WJ COMMUNICATIONS, INC.

By:	/s/ Ralph G. Quinsey
Name:	Ralph G. Quinsey
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ralph G. Quinsey	Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2008
Ralph G. Quinsey

/s/ Steve Buhaly	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 22, 2008
Steve Buhaly

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